EXHIBIT 4.1


                                                                  EXECUTION COPY
================================================================================









                                 OMI CORPORATION

                    2.875% CONVERTIBLE SENIOR NOTES DUE 2024


                             ---------------------
                                    INDENTURE

                          DATED AS OF DECEMBER 7, 2004


                             ---------------------
                       HSBC BANK USA, NATIONAL ASSOCIATION

                                     TRUSTEE

                         Reconciliation and tie between
                   Trust Indenture Act of 1939 and Indenture*

Trust Indenture Act                                      Indenture Section

Section
310(a)(1)                                                   Section 7.09
310(a)(2)                                                   Section 7.09
310(b)                                                      Section 7.07
311(a)                                                      Section 7.10
311(b)                                                      Section 7.10
312(a)                                                      Section 2.05
312(b)                                                     Section 11.03
312(c)                                                     Section 11.03
313(a)                                                      Section 7.05
313(b)                                                      Section 7.05
313(d)                                                      Section 7.05
314(a)                                                      Section 4.02
314(c)                                                     Section 11.04
314(e)                                                     Section 11.05
315(a)                                                      Section 7.01
315(b)                                                      Section 6.01
315(c)                                                      Section 7.01
315(e)                                                      Section 6.11
316(a)                                               Section 6.04, Section 6.05
316(b)                                                      Section 6.07
316(c)                                                      Section 1.04
317(a)                                                      Section 6.08
317(b)                                                      Section 7.01

* This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01     Definitions................................................................................1
     Section 1.02     Incorporation by Reference of Trust Indenture Act..........................................9
     Section 1.03     Rules of Construction......................................................................9
     Section 1.04     Acts of Holders............................................................................9

                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01     Title, Form and Dating....................................................................10
     Section 2.02     Execution and Authentication..............................................................11
     Section 2.03     Registrar, Paying Agent and Conversion Agent..............................................12
     Section 2.04     Paying Agent to Hold Money and Securities in Trust........................................12
     Section 2.05     Securityholder Lists......................................................................13
     Section 2.06     Transfer and Exchange.....................................................................13
     Section 2.07     Replacement Securities....................................................................14
     Section 2.08     Outstanding Securities; Determinations of Holders' Action.................................15
     Section 2.09     Temporary Securities......................................................................16
     Section 2.10     Cancellation..............................................................................16
     Section 2.11     Persons Deemed Owners.....................................................................16
     Section 2.12     Global Securities.........................................................................17
     Section 2.13     CUSIP Numbers.............................................................................21

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

     Section 3.01     Company's Right to Redeem; Notices to Trustee.............................................21
     Section 3.02     Selection of Securities to Be Redeemed....................................................22
     Section 3.03     Redemption Notice.........................................................................22
     Section 3.04     Effect of Redemption Notice...............................................................23
     Section 3.05     Deposit of Redemption Price...............................................................23
     Section 3.06     Securities Redeemed in Part...............................................................23
     Section 3.07     Repurchase of Securities by the Company at Option of the Holder...........................24
     Section 3.08     Repurchase of Securities at Option of the Holder Upon a Designated Event..................26
     Section 3.09     Effect of Repurchase Notice or Designated Event Repurchase Notice.........................28
     Section 3.10     Deposit of Repurchase Price or Designated Event Repurchase Price..........................29
     Section 3.11     Securities Purchased in Part..............................................................29
     Section 3.12     Covenant to Comply With Securities Laws Upon Purchase of Securities.......................30


                                    ARTICLE 4
                                    COVENANTS

     Section 4.01     Payment of Securities.....................................................................30
     Section 4.02     SEC and Other Reports.....................................................................30
     Section 4.03     Compliance Certificate....................................................................30
     Section 4.04     Further Instruments and Acts..............................................................31
     Section 4.05     Maintenance of Office or Agency...........................................................31
     Section 4.06     Delivery of Certain Information...........................................................31
     Section 4.07     Liquidated Damages Notice.................................................................31

                                    ARTICLE 5
                                SUCCESSOR PERSON

     Section 5.01     When Company May Merge or Transfer Assets.................................................32

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

     Section 6.01     Events of Default.........................................................................33
     Section 6.02     Acceleration..............................................................................35
     Section 6.03     Other Remedies............................................................................35
     Section 6.04     Waiver of Past Defaults...................................................................36
     Section 6.05     Control by Majority.......................................................................36
     Section 6.06     Limitation on Suits.......................................................................36
     Section 6.07     Rights of Holders to Receive Payment......................................................37
     Section 6.08     Collection Suit by Trustee................................................................37
     Section 6.09     Trustee May File Proofs of Claim..........................................................37
     Section 6.10     Priorities................................................................................37
     Section 6.11     Undertaking for Costs.....................................................................38
     Section 6.12     Waiver of Stay, Extension or Usury Laws...................................................38

                                    ARTICLE 7
                                     TRUSTEE

     Section 7.01     Duties of Trustee.........................................................................38
     Section 7.02     Rights of Trustee.........................................................................40
     Section 7.03     Individual Rights of Trustee..............................................................41
     Section 7.04     Trustee's Disclaimer......................................................................41
     Section 7.05     Reports by Trustee to Holders.............................................................41
     Section 7.06     Compensation and Indemnity................................................................42
     Section 7.07     Replacement of Trustee....................................................................42
     Section 7.08     Successor Trustee by Merger...............................................................43
     Section 7.09     Eligibility; Disqualification.............................................................43
     Section 7.10     Preferential Collection of Claims Against Company.........................................43

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

     Section 8.01     Discharge of Liability on Securities......................................................44
     Section 8.02     Repayment to the Company..................................................................44

                                    ARTICLE 9
                                   AMENDMENTS

     Section 9.01     Without Consent of Holders................................................................44
     Section 9.02     With Consent of Holders...................................................................45
     Section 9.03     Compliance with Trust Indenture Act.......................................................46
     Section 9.04     Revocation and Effect of Consents, Waivers and Actions....................................46
     Section 9.05     Notation on or Exchange of Securities.....................................................46
     Section 9.06     Trustee to Sign Supplemental Indentures...................................................46
     Section 9.07     Effect of Supplemental Indentures.........................................................47

                                   ARTICLE 10
                                   CONVERSIONS

     Section 10.01    Conversion Privilege......................................................................47
     Section 10.02    Payment Upon Conversion...................................................................50
     Section 10.03    Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No
                      Adjustment for Interest or Dividends......................................................51
     Section 10.04    Adjustment of Conversion Rate.............................................................53
     Section 10.05    Effect of Reclassification, Consolidation, Merger or Sale.................................60
     Section 10.06    Taxes on Shares Issued....................................................................61
     Section 10.07    Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental
                      Requirements; Listing of Common Stock.....................................................61
     Section 10.08    Responsibility of Trustee.................................................................62
     Section 10.09    Notice to Holders Prior to Certain Actions................................................62
     Section 10.10    Rights Issued in Respect of Common Stock Issued Upon Conversion...........................63
     Section 10.11    Unconditional Right of Holders to Convert.................................................63

                                   ARTICLE 11
                                  MISCELLANEOUS

     Section 11.01    Trust Indenture Act Controls..............................................................63
     Section 11.02    Notices...................................................................................63
     Section 11.03    Communication by Holders With Other Holders...............................................64
     Section 11.04    Certificate and Opinion as to Conditions Precedent........................................64
     Section 11.05    Statements Required in Certificate or Opinion.............................................65
     Section 11.06    Separability Clause.......................................................................65
     Section 11.07    Rules by Trustee, Paying Agent, Conversion Agent and Registrar............................65
     Section 11.08    Legal Holidays............................................................................65
     Section 11.09    GOVERNING LAW.............................................................................65
     Section 11.10    No Recourse Against Others................................................................65
     Section 11.11    Successors................................................................................65
     Section 11.12    Multiple Originals........................................................................66

         INDENTURE dated as of December 7, 2004 between OMI Corporation, a Marshall Islands corporation (the "COMPANY"), and HSBC Bank USA, National Association, a national banking association duly organized under the laws of the United States of America, as Trustee (the "TRUSTEE").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 2.875% Convertible Senior Notes due 2024:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01 DEFINITIONS. "144A GLOBAL SECURITY" means a permanent Global Security in the form of the Security attached hereto as EXHIBIT A, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A under the Securities Act.

         "ACCEPTED PURCHASED SHARES" shall have the meaning set forth in Section 10.04(g).

         "ADDITIONAL  SHARES"  shall  have the  meaning  set  forth  in  Section
10.01(d).

         "ADJUSTMENT  EVENT"  shall  have  the  meaning  set  forth  in  Section
10.04(k).

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT MEMBERS" shall have the meaning set forth in Section 2.12(e).

         "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

         "BOARD RESOLUTION" means a resolution of the Board of Directors.

         "BUSINESS DAY" means, with respect to any Security, a day, other than a Saturday or Sunday, that in The City of New York, is not a day on which banking institutions are authorized by law or regulation to close.

         "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

         "CASH  SETTLEMENT  NOTICE  PERIOD"  shall have the meaning set forth in
Section 10.02(a).

         "CASH SETTLEMENT PERIOD" shall have the meaning set forth in Section 10.02(a).

         "CERTIFICATED SECURITIES" means Securities that are in the form of the Securities attached hereto as EXHIBIT B.

         "CHANGE OF CONTROL" means:

                  (i) a "person" or "group" within the meaning of Section 13(d)(3) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of shares of the Capital Stock representing more than 50% of the voting power of the Capital Stock entitled to vote generally in the election of directors; or

                  (ii) the first day on which a majority of the members of the Board of Directors does not consist of Continuing Directors; or

                  (iii) the Company consolidates or merges with or into any other Person, or any merger of another Person into the Company, or enters into any binding share exchange between the Company and any other Person, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person, other than: (A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company's Capital Stock, and (2) pursuant to which holders of the Company's Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance;
         (B) any merger, share exchange, transfer of assets or other similar transaction which is effected solely for the purpose of changing the Company's jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving Person or any direct or indirect parent of such Person; or (C) any consolidation or merger with or into any of the Company's Subsidiaries, so long as such merger or consolidation is not part of a plan or a series of transactions designed to, or having the effect of, merging or consolidating with any other Person.

         For the purposes of this definition, (x) whether a person is a "BENEFICIAL OWNER" shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

         "CLOSE OF BUSINESS" means 5:00 p.m., New York City time.

         "CLOSING SALE PRICE" means, with respect to any security on any day, the closing sale price per share on such day (or if no closing sale price is reported, the average of the reported closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) as reported in composite transactions for the principal United States securities exchange on which such security is traded, or if such security is not listed on a United States securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and ask prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or, in the absence of such a quotation, a price determined by the Company on a basis it considers to be appropriate.

         "COMMON STOCK" means the common stock, $0.50 par value per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.05 without duplication, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

         "COMPANY" means the party named as the "Company" in the first Section of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "COMPANY  NOTICE"  means a notice  to  Holders  delivered  pursuant  to
Section 3.07 or Section 3.08.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any Officer.

         "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors on December 7, 2004 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company's shareholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director.

         "CONVERSION AGENT" shall have the meaning set forth in Section 2.03.

         "CONVERSION DATE" shall have the meaning set forth in Section 10.03.

         "CONVERSION  NOTICE"  shall  have the  meaning  set  forth  in  Section
10.02(a).

         "CONVERSION PRICE" as of any date means $1,000 divided by the Conversion Rate as of such date.

         "CONVERSION RATE" shall initially be 32.5355 shares of Common Stock per $1,000 principal amount of the Securities, subject to adjustments as set forth herein.

         "CONVERSION  RETRACTION  PERIOD"  shall have the  meaning  set forth in
Section 10.02(a).

         "CONVERSION SETTLEMENT DATE" means the third Business Day following the date the Settlement Amount is determined.

         "CONVERSION  VALUE"  shall  have  the  meaning  set  forth  in  Section
10.02(a).

         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "CURRENT MARKET PRICE" on any date of determination shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the Ex-Dividend Date with respect to the issuance, distribution, subdivision or combination requiring such computation. In the event that an issuance, distribution, subdivision, combination or tender or exchange offer to which Section 10.04 applies occurs during the period applicable for calculating the Current Market Price pursuant to the definition in the preceding sentence, the Current Market Price shall be calculated for such period in a manner determined by the Board of Directors to reflect fairly the impact of such issuance, distribution, subdivision, combination or tender or exchange offer on the Closing Sale Price of the Common Stock during such period.

         "DEPOSITARY" shall have the meaning set forth in Section 2.01(a).

         "DESIGNATED EVENT" means the occurrence of either a Change of Control or a Termination of Trading.

         "DESIGNATED  EVENT REPURCHASE DATE" shall have the meaning set forth in
Section 3.08(a).

         "DESIGNATED EVENT REPURCHASE NOTICE" shall have the meaning set forth in Section 3.08(c).

         "DESIGNATED EVENT REPURCHASE PRICE" shall have the meaning set forth in
Section 3.08(a).

         "DESIGNATED SUBSIDIARY" shall mean any existing or future, direct or indirect, Subsidiary of the Company whose assets constitute 15% or more of the total assets of the Company on a consolidated basis.

         "DETERMINATION DATE" shall have the meaning set forth in Section 10.04(k).

         "DISTRIBUTED ASSETS" shall have the meaning set forth in Section 10.04(d).

         "DTC" shall have the meaning set forth in Section 2.01(a).

         "EFFECTIVE DATE" shall have the meaning set forth in Section 10.01(c).

         "EX-DIVIDEND DATE" means (1) when used with respect to any issuance or distribution, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

         "EXCESS VALUE OBLIGATION" shall have the meaning set forth in Section 10.02(a).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPIRATION TIME" shall have the meaning set forth in Section 10.04(f).

         "EXTRAORDINARY  CASH  DIVIDEND"  shall  have the  meaning  set forth in
Section 10.04(e).

         "FAIR MARKET VALUE", or "FAIR MARKET VALUE" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.


         "FINAL NOTICE DATE" shall have the meaning set forth in Section 10.02(a). "FISCAL QUARTER" shall have the meaning set forth in Section 10.01(a).

         "GLOBAL SECURITIES" means Securities that are in the form of the Securities attached hereto as EXHIBIT A, and that are registered in the register of Securities in the name of the Depositary or a nominee thereof, and to the extent that such Securities are required to bear the Legend required by Section 2.06(e), such Securities will be in the form of a 144A Global Security.

         "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

         "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "INTEREST" means interest payable on each Security pursuant to Section 1 of the Securities.

         "INTEREST PAYMENT DATE" means June 1 and December 1 of each year, commencing June 1, 2005.

         "INTEREST RECORD DATE" means May 15 and November 15 of each year, commencing May 15, 2005.

         "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "LEGEND" has the meaning set forth in Section 2.06(e).

         "LIQUIDATED DAMAGES" means the amount that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).

         "LIQUIDATED DAMAGES NOTICE" shall have the meaning set forth in Section 4.07.

         "MEASUREMENT PERIOD" shall have the meaning set forth in Section 10.01(a).

         "NOTICE OF DEFAULT" shall have the meaning set forth in Section 6.01.

         "OFFER EXPIRATION TIME" shall have the meaning set forth in Section 10.04(g).

         "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer, any Vice President, the Secretary or any Assistant Secretary of the Company.

         "OFFICER'S CERTIFICATE" means a written certificate containing the information specified in Sections 11.04 and 11.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 4.03 shall be signed by the principal financial or accounting Officer of the Company but need not contain the information specified in Sections 11.04 and 11.05.

         "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 11.04 and 11.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

         "PAYING AGENT" shall have the meaning set forth in Section 2.03.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "PURCHASED  SHARES"  shall  have  the  meaning  set  forth  in  Section
10.04(f).

         "PURCHASE AGREEMENT" means the Purchase Agreement dated November 30, 2004 between the Company, on the one hand, and Jefferies & Company, Inc., on the other hand.

         "QIBS" shall have the meaning set forth in Section 2.01(a).

         "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

         "REDEMPTION DATE" means the date specified in a Redemption Notice on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

         "REDEMPTION NOTICE" shall have the meaning set forth in Section 3.03.

         "REDEMPTION NOTICE DATE" shall have the meaning set forth in Section 10.02(a).

         "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in Section 3.01.

         "REGISTRAR" shall have the meaning set forth in Section 2.03.

         "REGISTRATION   RIGHTS   AGREEMENT"  means  the   Registration   Rights
Agreement, dated the date hereof, between the Company, on the one hand, and Jefferies & Company, Inc., on the other hand.

         "REPURCHASE DATE" shall have the meaning set forth in Section 3.07.

         "REPURCHASE NOTICE" shall have the meaning set forth in Section 3.07.

         "REPURCHASE PRICE" shall have the meaning set forth in Section 3.07.

         "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

         "RESTRICTED SECURITY" means a Security required to bear the Legend.

         "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "RULE 144A  INFORMATION"  shall have the  meaning  set forth in Section
4.06.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES" means any of the Company's 2.875% Convertible Senior Notes due 2024, as amended or supplemented from time to time, issued under this Indenture.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

         "SETTLEMENT AMOUNT" shall have the meaning as set forth in Section 10.02(a).

         "STATED MATURITY", when used with respect to any Security, means December 1, 2024.

         "STOCK PRICE" shall have the meaning set forth in Section 10.01(d).

         "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

         "TERMINATION OF TRADING" will be deemed to have occurred at any time when the Common Stock (or other common stock into which the Securities are convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "TRADING DAY" means a day during which trading in the Common Stock generally occurs and a Closing Sale Price for the Common Stock is provided on the New York Stock Exchange or, if the Common Stock is not listed for trading on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock then is listed or, if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

         "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Trustee, at the request of the Company, for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; PROVIDED that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids can be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer on such determination date, then the trading price per Security will be deemed to be 97.9% of the Closing Sale Price per share of Common Stock on such date of determination multiplied by the Conversion Rate then in effect.

         "TRIGGER EVENT" shall have the meaning set forth in Section 10.04(d).

         "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "VOTING STOCK" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "COMMISSION" means the SEC.

         "INDENTURE SECURITIES" means the Securities.

         "INDENTURE SECURITY HOLDER" means a Securityholder.

         "INDENTURE TO BE QUALIFIED" means this Indenture.

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

         "OBLIGOR" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.03 Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "INCLUDING" means including, without limitation; and

                  (v) words in the singular include the plural, and words in the plural include the singular.

         Section 1.04 ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 11.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; PROVIDED that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2
                                 THE SECURITIES

         Section 2.01 TITLE, FORM AND DATING. The Securities shall be known and designated as the "2.875% Convertible Senior Notes due 2024" of the Company. The aggregate principal amount of securities that may be authenticated and delivered under this Indenture is limited to $250,000,000, except for Securities authenticated and delivered upon registration of, or transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 2.06, 2.07, 2.08 and 2.12.

         The Securities and the Trustee's certificate of authentication shall be substantially in the form of EXHIBITS A AND B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) 144A GLOBAL SECURITIES. Securities offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBS") in reliance on Rule 144A shall be issued, initially in the form of a 144A Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "DEPOSITARY"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

         (b) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         (c) BOOK-ENTRY PROVISIONS. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary's instructions and (c) shall be substantially in the form of EXHIBIT A attached hereto.

         (d) CERTIFICATED SECURITIES. Securities not issued as interests in the Global Securities will be issued in certificated form substantially in the form of EXHIBIT B attached hereto.

         Section 2.02 EXECUTION AND AUTHENTICATION. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were, at the time of the execution of the Securities, Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only
evidence,   that  such  Security  has  been  duly  authenticated  and  delivered hereunder.

         The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $250,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 11.04 and Section 11.05 hereof).

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

         Section 2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06 hereunder. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company hereby initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

         Section 2.04 PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

         Section 2.05 SECURITYHOLDER LISTS. The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually within 10 days after each Interest Record Date a listing of Securityholders as of such Interest Record Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.06 TRANSFER AND EXCHANGE. Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of transfer or exchange of the Securities from the Securityholder requesting such registration of transfer or exchange.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Designated Event Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

         (a) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(a). Transfers of a Global Security shall be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         (b)  Successive   registrations  and  registrations  of  transfers  and
exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

         (c) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon registration of transfer or exchange of Securities.

         (d) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         (e) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as EXHIBITS A AND B setting forth such restrictions (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel, as may be reasonably required by the Company and the Registrar and the Trustee (if not the same Person as the Trustee), that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, (ii) the expiration of two years after the later of the last date on which the Securities were originally issued and the last date on which the Company, or any of its Affiliates, were the owner of Securities or (iii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

         Section 2.07 REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.08 OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Designated Event Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Repurchase

Date, Designated Event Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Liquidated Damages, if any, on such Securities shall cease to accrue; PROVIDED, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest and Liquidated Damages, if any, shall cease to accrue on such Security.

         Section 2.09 TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10 CANCELLATION. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11 PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Designated Event Repurchase Price in respect thereof, and Interest or Liquidated Damages thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12 GLOBAL SECURITIES.

         (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06, Section 2.12(a)(ii) below and Section 2.12(e) below, and (C) transfers of a Certificated Security shall comply with
Section 2.06 and Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

                  (i) TRANSFER OF GLOBAL SECURITY. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; PROVIDED that this clause shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section
         2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                  (ii) RESTRICTIONS ON TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A CERTIFICATED SECURITY. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below and in Section 2.12(e) below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                           (1)  so  long  as  the   Securities   are  Restricted
                  Securities, certification in the form set forth in EXHIBIT C;

                           (2) written  instructions  to the Trustee to make, or
                  direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (3)  an  opinion   of   counsel  or  other   evidence
                  reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

         then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iii) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. When Certificated Securities are presented to the Registrar with a request:

                           (y) to register  the  transfer  of such  Certificated
                  Securities; or

                           (z) to exchange such  Certificated  Securities for an
                  equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Certificated Securities surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
         (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B)  if  such   Certificated   Securities  are  being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in EXHIBIT C, if applicable) and (ii) if the Company or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv) RESTRICTIONS ON TRANSFER OF A CERTIFICATED SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

         Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (1) so  long  as the  Securities  are  Restricted  Securities, certification, in the form set forth in EXHIBIT C, that such Certificated Security (A) is being transferred to a QIB in accordance with Rule 144A under the Securities Act or (B) is being transferred pursuant to and in compliance with Rule 144 under the Securities Act; and

                  (2) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Global Security in the appropriate principal amount.

         (b) Subject to the succeeding Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in EXHIBIT C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel reasonably acceptable to the Company and the Trustee, addressed to the Company and the Trustee and in form acceptable to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (d) As used in Section 2.12(b) and (c), the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

         (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; PROVIDED that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor Depositary is not appointed by the Company within 90 days, (y) at any time, the Company, in its sole discretion, determines not to have Securities represented by Global Securities or (z) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (x) and (y) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (z) above may be exchanged in whole or from time to time in part as directed by the Holder. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; PROVIDED that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly notify the Trustee and make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

                  (v) Neither any members of, or participants in, the Depositary
         (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever; PROVIDED that an owner of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, proxy or participation of the Depositary, such owner's right to receive Certificated Securities pursuant to Section 2.12(e)(i) above. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

         Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in Redemption Notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any Redemption Notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.

                                   ARTICLE 3
                           REDEMPTION AND REPURCHASES

         Section 3.01 COMPANY'S RIGHT TO REDEEM; NOTICES TO TRUSTEE. Prior to December 1, 2011 the Securities will not be redeemable at the Company's option. Beginning on December 1, 2011, the Company, at its option, may redeem the Securities for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to 100% of the principal amount of the Securities redeemed plus accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed, to (but excluding) the Redemption Date. If the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such Interest and Liquidated Damages, if any, to the Holder of record on the corresponding Interest Record Date and the Redemption Price shall only be 100% of the principal amount of those Securities to be redeemed. If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price.

         The Company  shall give the notice to the Trustee  provided for in this
Section 3.01 by a Company Order, at least 45 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date.

         Securities called for redemption may be surrendered for conversion pursuant to Section 10.01(a)(3) from the date of the Redemption Notice until the close of business on the Business Day prior to the Redemption Date.

         Section 3.02 SELECTION OF SECURITIES TO BE REDEEMED. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted). Subject to the previous sentence, the Trustee shall make the selection within five Business Days after it receives the notice provided for in Section
3.01 from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

         Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

         If any Security, a portion of which is selected for redemption, is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.03 REDEMPTION NOTICE. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption (a "REDEMPTION NOTICE") by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price;

                  (iii) the Conversion Rate;

                  (iv) the name and address of the Paying Agent and Conversion Agent;

                  (v) that Securities called for redemption may be converted at any time before the close of business on the Business Day prior to the Redemption Date;

                  (vi) that Securities called for redemption and not converted will be redeemed on the Redemption Date;

                  (vii) that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

                  (viii)  that   Securities   called  for  redemption   must  be
         surrendered to the Paying Agent to collect the Redemption Price;

                  (ix) that the Redemption Price for any Security as to which a Redemption Notice has been given will be paid promptly following the later of the Business Day immediately following the Redemption Date and the time of surrender of such Security as described in (viii);

                  (x) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

                  (xi) that, unless the Company defaults in making payment of such Redemption Price, Interest and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

                  (xii) the CUSIP number of the Securities.

At the Company's request, the Trustee shall give the Redemption Notice in the Company's name and at the Company's expense; PROVIDED that the Company makes such request at least seven Business Days prior to the date by which such Redemption Notice must be given to Holders in accordance with this Section 3.03 and the text of such notice is completed by the Company.

         Section 3.04 EFFECT OF REDEMPTION NOTICE. Once the Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         Section 3.05 DEPOSIT OF REDEMPTION PRICE. Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) an amount of cash in immediately available funds sufficient to pay the Redemption Price of all Securities or portions thereof of which are to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.06 SECURITIES REDEEMED IN PART. Any Certificated Security which is to be redeemed in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not redeemed.

         Section 3.07 REPURCHASE OF SECURITIES BY THE COMPANY AT OPTION OF THE HOLDER. Securities shall be repurchased by the Company at the option of the Holder on December 1, 2011, December 1, 2014 and December 1, 2019 (each, a "REPURCHASE DATE"), at a purchase price in cash (the "REPURCHASE PRICE") equal to 100% of the principal amount of those Securities repurchased, plus accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any, on those Securities repurchased, to (but excluding) such Repurchase Date. If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such Interest and Liquidated Damages to the Holder of record on the corresponding Interest Record Date and the Repurchase Price shall only be 100% of the principal amount of those Securities to be repurchased.

         Not later than 30 Business Days prior to any Repurchase Date, the Company shall mail a Company Notice by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  (i) the Repurchase Date;

                  (ii) the Repurchase Price;

                  (iii) the Conversion Rate;

                  (iv) the name and address of the Paying Agent and the Conversion Agent;

                  (v) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (vi) that Securities to be repurchased must be surrendered to the Paying Agent to collect the Repurchase Price;

                  (vii) that the Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in (vi);

                  (viii) the procedures the Holder must follow to exercise rights under this Section 3.07 and a brief description of those rights;

                  (ix) briefly, the conversion rights, if any, with respect to the Securities;

                  (x) the procedures for withdrawing a Repurchase Notice;

                  (xi) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, and no withdrawal thereof, Interest or Liquidated Damages, if any, on such Securities will cease to accrue on and immediately after the Repurchase Date; and

                  (xii) the CUSIP number of the Securities.

At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least seven Business Days prior to the date by which such Company Notice must be given to Holders in accordance with this Section 3.07 and the text of such Company Notice shall be prepared by the Company.

         Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                           (1) delivery to the Paying Agent by the Holder of a written notice of repurchase (a "REPURCHASE NOTICE") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the Repurchase Date stating:

                                    (A) the certificate  numbers, if any, of the
                           Securities  which  the  Holder  will  deliver  to  be
                           repurchased or the Applicable Procedures if Certificated Securities have not been issued for such Securities,

                                    (B) the principal  amount of the  Securities
                           which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

                                    (C)   that   such   Securities    shall   be
                           repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                           (2) delivery of such  Securities  (together  with all
                  necessary endorsements) to the Paying Agent at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

The Company shall repurchase from the Holder thereof, pursuant to this Section 3.07, Securities and any portions thereof, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         Section 3.08 REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A DESIGNATED EVENT.

         (a) If a Designated Event occurs (subject to certain exceptions set forth below), all or any portion of Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price in cash equal to 100% of the principal amount of those Securities repurchased (the "DESIGNATED EVENT REPURCHASE PRICE"), plus accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on those Securities to (but excluding), the date that is 30 days following the date of the notice of a Designated Event delivered by the Company pursuant to Section 3.08(b) (the "DESIGNATED EVENT REPURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c). If the Designated Event Repurchase
Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay such Interest and Liquidated Damages to the Holder of record on the corresponding Interest Record Date and the Designated Event Repurchase Price shall only be 100% of the principal amount of those Securities to be repurchased.

         Notwithstanding the foregoing, the Company shall not be required to purchase Securities of Holders pursuant to this Section 3.08(a) upon a Designated Event that is a Change of Control if 90% or more of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a Change of Control described in clause (iii) in the definition thereof consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Securities become convertible into that common stock (and any rights attached thereto).

         (b) Not later than 30 Business Days after the occurrence of a Designated Event, the Company shall mail a Company Notice of the Designated Event by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Designated Event Repurchase Notice to be completed by the Holder and shall state:

                  (i) briefly, the events causing a Designated Event and the date of such Designated Event;

                  (ii) the date by which the Designated Event Repurchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

                  (iii) the Designated Event Repurchase Date;

                  (iv) the Designated Event Repurchase Price;

                  (v) the Conversion Rate (including any Additional Shares to be included in such Conversion Rate pursuant to Section 10.01(d));

                  (vi) the name and address of the Paying Agent and the Conversion Agent;

                  (vii) that the Securities as to which a Designated Event Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Designated Event Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii)  that  the  Securities  to  be   repurchased   must  be
         surrendered to the Paying Agent to collect the Designated Event Repurchase Price;

                  (ix) that the Designated Event Repurchase Price for any Security as to which a Designated Event Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Business Day immediately following the Designated Event Repurchase Date and the time of surrender of such Security as described in clause
         (viii);

                  (x) the procedures the Holder must follow to exercise rights under this Section 3.08 and a brief description of those rights;

                  (xi)  briefly,   the  conversion   rights,   if  any,  on  the
         Securities;

                  (xii) the procedures for withdrawing a Designated Event Repurchase Notice;

                  (xiii) that, unless the Company defaults in making payment on Securities for which a Designated Event Repurchase Notice has been submitted, and no withdrawal thereof, Interest and Liquidated Damages, if any, on such Securities will cease to accrue on and immediately after the Designated Event Repurchase Date; and

                  (xiv) the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; PROVIDED, HOWEVER, that the Company makes such request at least seven Business Days prior to the date by which such Company Notice must be given to Holders in accordance with this
Section 3.08 and the text of such Company Notice shall be prepared by the Company.

         (c) A Holder may exercise its rights specified in this Section 3.08 upon delivery of a written notice of purchase (a "DESIGNATED EVENT REPURCHASE NOTICE") to the Paying Agent at any time on or prior to the close of business on the Designated Event Repurchase Date stating:

                  (i) the certificate numbers, if any, of the Securities which the Holder will deliver to be repurchased or the Applicable Procedures if Certificated Securities have not been issued for such Securities;

                  (ii) the principal amount of the Securities which the Holder will deliver to be repurchased, which portion must be in principal amount of $1,000 or an integral multiple of $1,000; and

                  (iii) that such Securities shall be purchased pursuant to the terms and conditions specified in the Securities and in this Indenture.

         The delivery of such Securities (together with all necessary endorsements) to the Paying Agent with the Designated Event Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Repurchase Price therefor; PROVIDED, HOWEVER, that such Designated Event Repurchase Price shall be so paid pursuant to this
Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Repurchase Notice.

         The Company shall repurchase from the Holder thereof,  pursuant to this
Section 3.08, Securities and any portions thereof, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the repurchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Repurchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Designated Event Repurchase Notice at any time prior to the close of business on the Designated Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Repurchase Notice or written withdrawal thereof.

         Section 3.09 EFFECT OF REPURCHASE NOTICE OR DESIGNATED EVENT REPURCHASE NOTICE.

         (a) Upon receipt by the Paying Agent of the Repurchase Notice or Designated Event Repurchase Notice specified in Section 3.07 or Section 3.08, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, is withdrawn as specified in Sections 3.09(b) and (c)) thereafter be entitled solely to receive the Repurchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Security or portion thereof. Such Repurchase Price or Designated Event Repurchase Price shall be paid to such Holder, promptly following the later of (x) the Business Day immediately following the Repurchase Date or the Designated Event Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08, as applicable. Securities in respect of which a Repurchase Notice or Designated Event Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Designated Event Repurchase Notice unless such Repurchase Notice or Designated

Event Repurchase Notice has first been validly withdrawn as specified in Sections 3.09(b) and (c).

         (b) A Repurchase Notice or Designated Event Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Designated Event Repurchase Notice, as the case may be, at any time prior to the close of business on the Repurchase Date or Designated Event Repurchase Date, as the case may be, specifying:

                  (1) the certificate numbers, if any, of the Securities in respect of which such notice of withdrawal is being submitted or the Applicable Procedures if Certificated Securities have not been issued for such Securities;

                  (2) the principal amount of those Securities with respect to which such notice of withdrawal is being submitted; and

                  (3) the principal amount, if any, of such Securities which remains subject to the original Repurchase Notice or Designated Event Repurchase Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

         (c) There shall be no repurchase of any Securities  pursuant to Section
3.07 or 3.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice or Designated Event Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (1) with respect to which a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (2) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or Designated Event Repurchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Repurchase Notice or Designated Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 3.10 DEPOSIT OF REPURCHASE PRICE OR DESIGNATED EVENT REPURCHASE PRICE. Prior to 10:00 a.m., New York City time, on the Business Day following the Repurchase Date or the Designated Event Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash in immediately available funds sufficient to pay the Repurchase Price or Designated Event Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or Designated Event Repurchase Date, as the case may be.

         Section 3.11 SECURITIES REPURCHASED IN PART. Any Certificated Security which is to be repurchased in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.

         Section 3.12 COVENANT TO COMPLY WITH SECURITIES LAWS UPON REPURCHASE OF SECURITIES. When complying with the provisions of Section 3.07 or 3.08 hereof, and subject to any exemptions available under applicable law, the Company shall
(i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections 3.07 and 3.08.

                                    ARTICLE 4
                                    COVENANTS

         Section 4.01 PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Liquidated Damages, if any, on the Securities, and the Redemption Price, Repurchase Price and the Designated Event Repurchase Price shall be considered paid on the applicable date due if on such date (or, in the case of a Repurchase Price or a Designated Event Repurchase Price, on the Business Day immediately following the applicable Repurchase Date or Designated Event Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

         Section  4.02 SEC AND OTHER  REPORTS.  The Company  shall file with the
Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer's Certificates).

         Section 4.03 COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending in December 31, 2004) an Officer's Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge.

         Section 4.04 FURTHER INSTRUMENTS AND ACTS. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.05 MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the agent of the Trustee located at 452 Fifth Avenue, New York, New York 10018, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

         Section 4.06 DELIVERY OF CERTAIN INFORMATION. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.08(c), the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "RULE 144A INFORMATION" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

         Section 4.07 LIQUIDATED DAMAGES NOTICE. In the event that the Company is required to pay Liquidated Damages to holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("LIQUIDATED DAMAGES NOTICE") to the Trustee of its obligation to pay Liquidated Damages prior to the Interest Record Date for the payment of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of

Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                   ARTICLE 5
                                SUCCESSOR PERSON

         Section 5.01 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

         (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         (c) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Designated Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company; PROVIDED that, with respect to the foregoing, any securitization transaction or series of securitization transactions entered into by any Subsidiary pursuant to which such Subsidiary sells, transfers, conveys or grants a security interest in, any assets (including any documentation of such securitization and rights arising therefrom) that are the subject of such securitization transaction or series of securitization transactions shall not be deemed to be the transfer of all or substantially all the assets of the Company.

         The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

         Section 6.01 EVENTS OF DEFAULT. So long as any Securities are outstanding, each of the following shall be an "Event of Default":

                  (1) the Company defaults in its obligation to convert Securities into cash and shares of Common Stock, if any, upon the exercise of a Holder's right pursuant to Article 10 on the applicable Conversion Settlement Date;

                  (2) the Company defaults in its obligation to repurchase any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.07 or 3.08 hereof;

                  (3) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

                  (4) the Company fails to provide a Company Notice of the Designated Event when due in accordance with Section 3.08 hereof;

                  (5) the Company defaults in the payment of the principal of any Security when the same becomes due and payable;

                  (6) the Company defaults in the payment of any Interest or Liquidated Damages when due and payable, and continuance of such default for a period of 30 days thereafter;

                  (7) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture for 60 days after receipt by the Company of a Notice of Default;

                  (8) a failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any Designated Subsidiary in an aggregate amount of $10,000,000 or more, unless the acceleration is rescinded, stayed or annulled within 30 days after a Notice of Default;

                  (9) the entry by a court having jurisdiction in the premise of
         (i) a decree or order for relief in respect of the Company or any of Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary), a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; and

                  (10) the commencement by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) to the entry of a decree or order for relief in respect of the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) of an assignment for the benefit of creditors, or the admission by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Designated Subsidiary (or any group of two or more Subsidiaries that, taken as a whole, would constitute a Designated Subsidiary) expressly in furtherance of any such action.

For the avoidance of doubt, clauses (7) and (8) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (7) or (8) above, as applicable, after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "NOTICE OF DEFAULT."

         If a default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a default or Event of Default described in Section 6.01 clauses (1) through (6), the Trustee may withhold the notice if, and so long as in good faith, it determines that withholding the notice is in the best interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such default or Event of Default, which notice specifically references this Indenture and the Securities.

         Section 6.02 ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(9) and Section 6.01(10) with respect to the Company) occurs and is continuing (the default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid
Liquidated Damages, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.01(9) and
Section 6.01(10) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission (i) would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, that have become due solely as a result of acceleration and (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

         Section 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of

Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04 WAIVER OF PAST DEFAULTS. Subject to Section 6.02, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing or past Event of Default and its consequences except an Event of Default in respect of a provision that under
Section 9.02 cannot be amended without the consent of each Securityholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.05 CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such
Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.06 LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                           (1) the Holder  gives to the Trustee  written  notice
                  stating that an Event of Default is continuing;

                           (2)  the  Holders  of  at  least  25%  in   aggregate
                  principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                           (3) such  Holder  or  Holders  offer  to the  Trustee
                  security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (4) the  Trustee  does not  comply  with the  request
                  within 60 days after receipt of such notice, request and offer of security or indemnity; and

                           (5) the Holders of a majority in aggregate  principal
                  amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Designated Event Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01 clauses (1) through (6) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and all other amounts due to the Trustee as provided for in Section 7.06.

         Section 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 7.06) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.06.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10 PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.06;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         THIRD:  the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of
Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12 WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                     TRUSTEE

         Section 7.01 DUTIES OF TRUSTEE. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                           (1) the Trustee  need  perform only those duties that
                  are specifically set forth in this Indenture and no others, and no implied duties shall be read into this Indenture against the Trustee; and

                           (2) in the  absence  of bad  faith on its  part,  the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of
                  Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (1) this  Section  (c) does not limit  the  effect of
                  Section 7.01(b);

                           (2) the Trustee  shall not be liable for any error of
                  judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (3) the Trustee  shall not be liable with  respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

         (e) Subject to Section 7.01(a), the Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section   7.02   RIGHTS  OF   TRUSTEE.   Subject   to  its  duties  and
responsibilities under the TIA:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

         (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

         (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liability which may be incurred therein or thereby;

         (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;

         (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

         (l) the permissive rights of the Trustee enumerated herein shall not be construed as duties.

         Section 7.03 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

         Section 7.04 TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 7.05 REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly in writing whenever the Securities become listed on any securities exchange and of any delisting thereof.

         Section 7.06 COMPENSATION AND INDEMNITY. The Company agrees:

         (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

         (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Designated Event Repurchase Price, Interest, or Liquidated Damages, if any, as the case may be, on particular Securities.

         The Company's payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(9), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

         Section 7.07 REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.07. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.09;

         (b) the Trustee is adjudged bankrupt or insolvent;

         (c) a receiver or public officer takes charge of the Trustee or its property; or

         (d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.06.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date specified therein, and
(ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.07, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

         Section 7.08 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.09 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

         Section 7.10 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

         Section 8.01 DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 8.02 REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, together with interest if any, thereon subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9
                                   AMENDMENTS

         Section 9.01 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

         (a) add to the covenants of the Company for the benefit of the Holders of Securities;

         (b) surrender any right or power herein conferred upon the Company;

         (c) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

         (d) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof;

         (e) increase the Conversion Rate; PROVIDED, HOWEVER, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities, PROVIDED, FURTHER, HOWEVER, that any adjustments to the
Conversion Rate pursuant to Section 10.04 shall not be deemed an amendment to this Indenture;

         (f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA or in connection with the registration of the Securities as contemplated by the Registration Rights Agreement; PROVIDED, that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect;

         (g) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; PROVIDED, that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect; or

         (h) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which, in the good faith opinion of the Board of Directors, will not adversely affect the interests of the Holders of Securities in any material respect; PROVIDED that any addition or modification made solely to conform the provisions of this Indenture to the "Description of Notes" in the Offering Memorandum relating to the Securities will not be deemed to adversely affect the interests of the Holders of the Securities.

         Section 9.02 WITH CONSENT OF HOLDERS.  Except as provided below in this
Section 9.02, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the aggregate principal amount of the Securities at the time outstanding.

         Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment, supplement or waiver under this
Section 9.02 may not:

         (a) change the maturity of any Security, or the payment date of any installment of Interest, or Liquidated Damages payable on any Security;

         (b) reduce the principal amount of, or the Interest or Liquidated Damages, payable on, or the Redemption Price, Repurchase Price or Designated Event Repurchase Price of, any Security;

         (c) impair or adversely affect the conversion rights of any Holder of Securities;

         (d) change the currency of payment of such Securities, Interest or Liquidated Damages thereon;

         (e) alter the manner of calculation or rate of Interest or Liquidated Damages on any Security, or extend time for payment of any amounts due and payable to the Holders of the Securities;

         (f) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

         (g) adversely affect the repurchase right of the Holders of the Securities as provided in Article 3, except as otherwise permitted pursuant to
Article 5 hereof;

         (h) modify the provisions of Article 3 in a manner adverse to the Holders of the Securities;

         (i) modify any of the provisions of this Section, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Security or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

         (j) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 9.02 or the consent of whose Holders is required for any waiver provided for in this Indenture.

         It shall not be  necessary  for the consent of the  Holders  under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Nothing in this Section 9.02 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 hereof.

         Section 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         Section 9.04 REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

         Section 9.05 NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.06 TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the

Trustee shall receive, in addition to the documents required by Section 11.04 and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.07 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   CONVERSIONS

         Section 10.01 CONVERSION PRIVILEGE.

         (a) Subject to and upon compliance with the provisions of this Indenture, prior to the Stated Maturity, the Holder of any Security shall have the right, at such Holder's option, to convert the principal amount of the Security, or any portion of such principal amount which is an integral multiple of $1,000, into some combination of cash and, at the Company's option, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Security so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02. Upon conversion of a Security, the Company shall deliver the Settlement Amount as set forth in Section 10.02. The Securities shall be convertible only during the following periods upon the occurrence of one of the following events:

                           (1) during any fiscal quarter of the Company (a "FISCAL QUARTER") (and only during such Fiscal Quarter) commencing after December 31, 2004, if the Closing Sale Price of the Common Stock for at least 20 of the last 30 Trading Days of the immediately preceding Fiscal Quarter was more than 130% of the Conversion Price in effect on the 30th Trading Day of such Fiscal Quarter;

                           (2) during the five (5) Business Day period after any
                  five (5) consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per Security, as determined following a request by a holder in accordance with the procedures described below, for each day of that Measurement Period is less than 98% of the product of the Conversion Rate and the Closing Sale Price of the Common Stock for each day during such Measurement Period; PROVIDED, that a Holder may not convert Securities in reliance on this provision after December 1, 2019 if on any Trading Day during the Measurement Period the Closing Sale Price of the Common Stock is greater than or equal to the Conversion Price but less than or equal to 130% of the Conversion Price;

                           (3) at any time prior to the close of business on the
                  Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to
                  Article 3 hereof; and

                           (4) as  provided in clause (b) and clause (c) of this
                  Section 10.01.

         On the last Trading Day of each Fiscal Quarter, commencing after December 31, 2004 the Trustee or a designated agent shall determine whether the Closing Sale Price of the Common Stock for at least 20 of the last 30 Trading Days of such Fiscal Quarter was more than 130% of the Conversion Price in effect on such 30th Trading Day, and if so, shall promptly deliver to the Company and Conversion Agent written notice thereof.

         In connection with any conversion pursuant to Section 10.01(a)(2), the Trustee shall have no obligation to obtain the bids and perform the calculations necessary for the Company to determine the Trading Price of the Securities unless the Company has requested it to do so in writing, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per Security is less than 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate. At such time, the Company will instruct the Trustee to obtain the bids (in the manner described in the definition of Trading Price) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Security is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the Conversion Rate.

         Whenever the Securities shall become convertible pursuant to Section 10.01, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders of the event triggering such convertibility in the manner provided in Section 11.02. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         (b) In addition, in the event that:

                  (i) the Company distributes to all or substantially all holders of Common Stock, rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of distribution, Common Stock at less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution; or

                  (ii) the Company elects to distribute to all holders of Common Stock cash or other assets, debt, securities or certain rights or warrants to purchase the Company's securities, which distribution (or which together with other such distributions within the previous 12 months) has a per share value as determined by the Board of Directors exceeding 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, then, in each case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution will not take place.

         (c) If (1) a Change of Control occurs as defined in clause (i) of the definition thereof or (2) a Change of Control occurs as defined in clause (iii) of the definition thereof pursuant to which the Common Stock would be convertible into cash, securities or other property, then the Securities may be surrendered for conversion at any time from and after the effective date ("EFFECTIVE DATE") of such transaction until the Designated Event Repurchase Date, and, in the case of clause (2) above, on such Effective Date, the right to convert the Securities into shares of Common Stock shall be changed as set forth in Section 10.05, if applicable. The Company shall notify Holders and the Trustee at the same time the Company publicly announces such transaction (but in no event less than 15 days prior to the anticipated Effective Date).

         (d) If a Holder elects to convert its Securities pursuant to Section 10.01(c) on or prior to December 1, 2011 and 10% or more of the consideration received by holders of the Common Stock in connection with the transaction triggering such conversion right consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, the Conversion Rate for any such Securities surrendered for conversion shall be increased by a number of additional shares of Common Stock per $1,000 principal amount of the Securities (the "ADDITIONAL SHARES") as described below.

         The number of Additional Shares will be determined by reference to the table attached as SCHEDULE A hereto, based on the Effective Date and the price (the "STOCK PRICE") paid per share of the Common Stock in such transaction. If holders of Common Stock receive only cash in such transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of Common Stock on the five Trading Days prior to but not including the Effective Date.

         The Stock Prices set forth in the first row of the table in SCHEDULE A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 10.04. The adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate, as set forth in Section 10.04.

         The exact Stock Prices and Effective Dates may not be set forth in the table in SCHEDULE A, in which case:

                  (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year,

                  (ii) if the Stock Price is equal to or in excess of $83.92 per share, subject to adjustments set forth in Section 10.04, no Additional Shares will be issued upon conversion, and

                  (iii) if the Stock Price is less than $20.98 per share, subject to adjustments set forth in Section 10.04, no Additional Shares will be issued upon conversion.

         Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 39.8655 shares per $1,000 principal amount of Securities or 9,966,375 shares of Common Stock in the aggregate, whichever is less (in each case as adjusted on the same basis as the Conversion Rate is adjusted pursuant to Section 10.04), subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.

         (e) A Security in respect of which a Holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 3.08 or repurchase pursuant to Section 3.07 may be converted only if such holder withdraws its election in accordance with Section 3.09(b). A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted his Securities into shares of Common Stock, if any, and only to the extent such Securities are deemed to have been converted to Common Stock under this Article 10.

         Section 10.02 PAYMENT UPON CONVERSION.

         (a) Upon conversion the Company will deliver to Holders in respect of each $1,000 aggregate principal amount of Securities being converted a "SETTLEMENT AMOUNT" consisting of (1) cash equal to the lesser of $1,000 and the Conversion Value, and (2) to the extent the Conversion Value exceeds $1,000 (the "Excess Value") at the Company's option all or a portion of the Excess Value may be paid in either (A) cash equal to the Excess Value or (B) a number of shares equal to the sum of, for each day of the Cash Settlement Period, (i) 10% (or, if a Holder elects to convert its Securities pursuant to Section 10.01(c) and is entitled to Additional Shares pursuant to Section 10.01(d), then 20%) of the Excess Value, divided by (ii) the Closing Sale Price of the Common Stock for such day. The Company will deliver the Settlement Amount to converting Holders on the third Business Day following the date the Settlement Amount is determined.

         If the Conversion Agent receives a Conversion Notice on or prior to (1) the date on which the Company provides notice of redemption pursuant to Section
3.03 (a "REDEMPTION NOTICE DATE") or (2) the date that is 20 days prior to the Stated Maturity (the "FINAL NOTICE DATE"), then if the Company satisfies all or any portion of its obligation with respect to the Excess Value (the "EXCESS VALUE OBLIGATION") in cash, the Company will notify the Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as a fixed dollar amount or a fixed percentage of the Excess Value Obligation) at any time on or before the date that is two Business Days following receipt of the Holder's Conversion Notice (the "CASH SETTLEMENT NOTICE PERIOD"). If the Company timely elects to pay cash for any portion of the shares otherwise issuable upon conversion of the Securities, the Holder may retract the Conversion Notice at any time during the two Business Day period following the final day of the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). No such retraction can be made (and a Conversion Notice will be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the Conversion Notice has not been retracted, then settlement (in cash and/or shares) will occur on the Business Day following the final day of the 20 Trading Day period beginning on the day after the final day of the Cash Settlement Period.

         If a Conversion Notice is received after a Redemption Notice Date or the Final Notice Date, the Company will not send individual notices of its election to satisfy all or any portion of the Excess Value obligation in cash and such Holders will not be allowed to retract the Conversion Notice.

         "CONVERSION VALUE" means the product of (1) the Conversion Rate (plus, any Additional Shares), or if converted during a Registration Default, 103% of the Conversion Rate (plus, any Additional Shares), and (2) the average of the Closing Sale Prices of the Common Stock for the Trading Days during the Cash Settlement Period.

         The "CASH SETTLEMENT PERIOD" with respect to any Securities means the 10 consecutive Trading Days beginning on the second Trading Day after delivery of a written notice of conversion (a "CONVERSION NOTICE") to the Conversion Agent; PROVIDED that if a Holder elects to convert its Securities pursuant to
Section 10.01(c) and is entitled to Additional Shares pursuant to Section 10.01(d), the "Cash Settlement Period" shall be the five consecutive Trading Days prior to but not including the Effective Date.

         (b) No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. The Company will deliver cash in lieu of any fractional shares of Common Stock issuable in connection with payment of the Settlement Amount, based on the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

         Section 10.03 EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to any Certificated Securities, the Conversion Agent must receive such Securities with the Conversion Notice, duly completed and manually signed, together with such Securities duly endorsed for transfer, accompanied by the funds, if any, required by this Section 10.03. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock, if any, which shall be issuable on such conversion shall be issued and to whom the cash payable on such conversion shall be delivered, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.06.

         In order to exercise the conversion privilege with respect to any interest in a Global Security, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 10.03 and any transfer taxes if required pursuant to Section 10.06.

         As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Securityholder (as if such transfer were a transfer of the Security or Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Securityholder at the office or agency maintained by the Company for such purpose pursuant to Section 4.05, cash and a certificate or certificates for the number of full shares of Common Stock, if any, issuable upon the conversion of such Security or portion thereof as determined by the Company in accordance with the provisions of this Article 10 and a check or cash in respect of any fractional shares of Common Stock arising upon such conversion, calculated by the Company as provided in Section 10.02. In case any Security of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

         Each conversion shall be deemed to have been effected as to any such Security (or portion thereof) on the date on which the requirements set forth above in this Section 10.03 have been satisfied as to such Security (or portion thereof) (such date, the "CONVERSION DATE"), and the Person in whose name any certificate or certificates for shares of Common Stock, if any, shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; PROVIDED that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Security shall be surrendered.

         Any Security or portion thereof surrendered for conversion during the period from the close of business on any Interest Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest plus Liquidated Damages, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; PROVIDED that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Interest Record Date and on or prior to the next Interest Payment Date, (2) if the Company has specified a Designated Event Repurchase Date that is after an Interest Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Security. Except as provided above in this Section 10.03, no payment or other adjustment shall be made for Interest accrued on any Security converted (other than the payment of Liquidated Damages, if any) or for dividends on any shares issued upon the conversion of such Security as provided in this Article 10.

         Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent), or the Custodian at the direction of the Trustee (or other Conversion Agent), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

         Upon the conversion of a Security, that portion of the accrued but unpaid Interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash and shares, if any, of Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the cash and fair market value of such shares of Common Stock shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company's obligation to pay the principal amount of the converted Security and the accrued but unpaid Interest, and the balance, if any, of such cash and fair market value of such Common Stock shall be treated as issued in exchange for and in satisfaction of the right to convert the Security being converted pursuant to the provisions hereof.

         Section 10.04 ADJUSTMENT OF CONVERSION RATE. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the Record Date for such dividend or distribution by a fraction,

                  (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such Record Date plus (B) the total number of shares constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date,

such increase to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 days after the date of the distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Sale Price on the Record Date for such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

                  (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such Record Date plus (B) the total number of additional shares of Common Stock offered for subscription or purchase (or into which convertible Securities could be converted), and

                  (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such Record Date plus (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of such convertible securities) would purchase at such Current Market Price.

         Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date for such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including securities (but excluding any rights or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "DISTRIBUTED ASSETS"), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date; and

                  (ii) the denominator of which shall be the Current Market Price less the Fair Market Value (as determined by the Board of Directors and described in a resolution of the Board of Directors) on the Record Date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case any such rights or warrants shall have expired or been terminated without exercise by the holders thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the Trigger Event been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

         No  adjustment  of the  Conversion  Rate shall be made pursuant to this
Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed.

         For purposes of this Section 10.04(d) and Sections 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the Record Date for such dividend or distribution" and "the Record Date for such rights or warrants" within the meaning of Sections 10.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the such Record Date within the meaning of Section 10.04(a).

         If any  Distributed  Assets  requiring any adjustment  pursuant to this
Section 10.04(d) consists of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution shall instead be increased by multiplying the Conversion Rate then in effect by a fraction,
(A) the numerator of which is the sum of (1) the average of the Closing Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on the New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted, plus (2) the average of the Closing Sale Prices of the Common Stock over the same Trading Day period and (B) the denominator of which is such average of the Closing Sale Prices of the Common Stock.

         (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (an "EXTRAORDINARY CASH DIVIDEND") (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) in an amount in excess of an annual dividend rate of $0.28 per share of Common Stock (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of Common Stock), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such Extraordinary Cash Dividend by a fraction,

                  (i) the numerator of which shall be the Current Market Price on such Record Date, and

                  (ii) the denominator of which shall be such Current Market Price on such Record Date minus the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

         (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the sum of (A) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company or any Subsidiary is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company or any Subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

         (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the such Person's ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price on the first Trading Day after the expiration of the tender or exchange offer (the "OFFER EXPIRATION TIME"), and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

                  (i) the numerator of which shall be the sum of (A) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to the holders of Common Stock based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and (B) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchase Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. In the event that such Person is obligated to purchase Common Stock pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.04(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.05.

         (h) To the extent permitted by law and the listing requirements of the New York Stock Exchange and any other exchange on which the Common Stock is listed, the Company may make such increases in the Conversion Rate, in addition to those required by this Section 10.04 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock distribution.

         To the extent permitted by applicable law and the listing requirements of the New York Stock Exchange and any other exchange in which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Securities and to the Trustee a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

         (i) All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. No adjustment need be made for:

                  (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan,

                  (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any Subsidiary,

                  (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued,

                  (iv) a change in the par value of the Common Stock, or

                  (v) accrued and unpaid Interest, including Liquidated Damages, if any.

To the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities.

         (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and the Conversion Agent other than the Trustee an Officer's Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer's Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Furthermore, the Company shall also issue a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the relevant information and make such information available on the Company's website or through another public medium as the Company may use at the time. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

         (k) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the Record Date for a dividend or distribution pursuant to Section 10.04(a), (3) the Record Date for the issuance of rights or warrants pursuant to
Section 10.04(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f) or (5) the Offer Expiration Time for a tender offer or exchange offer pursuant to Section 10.04(g) (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (A) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(k), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

         (l) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         Section 10.05 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c) applies), (ii) any consolidation, merger, statutory share exchange or combination of the Company with another Person, or
(iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person, in each case, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible, subject to the provisions of Section 10.03, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NONELECTING SHARE"), then for the purposes of this Section 10.05 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory share exchange, combination, sale or conveyance for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10.

         The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

         The  above   provisions  of  this  Section  shall  similarly  apply  to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

         If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

         Section 10.06 TAXES ON SHARES ISSUED. The issue of any stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue and delivery thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         Section  10.07  RESERVATION  OF  SHARES,   SHARES  TO  BE  FULLY  PAID;
COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK.

         (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

         (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

                  (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities or in payment of the Repurchase Price or the Designated Event Repurchase Price will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                  (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

                  (iii) The Company further covenants that, if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Security; PROVIDED, HOWEVER, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 10.08 RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         Section 10.09 NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.04; or

         (b) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

         (c) of the voluntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend are to be determined, or
(y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

         Section 10.10 RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION. If the Company hereafter adopts any stockholder rights plan, a Securityholder shall be entitled to receive upon conversion of its Securities in addition to the shares of Common Stock issuable upon conversion the related rights for the Common Stock, whether or not the rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, but otherwise subject to the generally applicable terms of such plan and no additional adjustment to the Conversion Rate shall be made for the future stockholder rights plan under Section 10.04(d).

         Section 10.11 UNCONDITIONAL RIGHT OF HOLDERS TO CONVERT. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.01 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 11.02 NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

                           OMI Corporation
                           One Station Place
                           Stamford, CT 06902
                           Attention: Fredric S. London, Esq.
                           Facsimile: 203-602-6700

         if to the Trustee:

                           HSBC Bank USA, National Association
                           452 Fifth Avenue
                           New York, NY 10018
                           Attention: Corporate Trust
                           Telephone: 212-525-1349
                           Facsimile: 212-525-1300

The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         Section 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officer's  Certificate  stating  that,  in the
                  opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1)  a  statement   that  each  person   making  such
                  Officer's Certificate or Opinion of Counsel has read such covenant or condition;

                           (2) a brief  statement  as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

                           (3) a  statement  that,  in the  opinion of each such
                  person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement  that, in the opinion of such person,
                  such covenant or condition has been complied with.

         Section 11.06 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 11.07 RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 11.08 LEGAL HOLIDAYS. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

         Section 11.09 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

         Section 11.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 11.11 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 11.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                          OMI CORPORATION


                        By:   /s/ Fredric S. London
                              --------------------------------------------------
                              Name:  Fredric S. London
                              Title: Senior Vice President, Secretary and
                                     General Counsel


                          HSBC BANK USA, NATIONAL ASSOCIATION, As Trustee


                        By:   /s/ Marcia A. Markowski
                              --------------------------------------------------
                              Name:  Marcia A. Markowski
                              Title: Vice President

                                                                      SCHEDULE A

 The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities.

                                                                       STOCK PRICE
                        --------------------------------------------------------------------------------------------------------
   EFFECTIVE DATE       $20.98 $23.08 $25.18 $27.27 $29.37 $31.47 $33.57 $35.67 $37.76 $39.86 $41.96 $52.45 $62.94 $73.43 $83.92
---------------------   ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------ ------
December 1, 2004 ....    0.37   2.30   3.96   5.49   6.81   7.33   6.55   5.94   5.31   4.90   4.38   2.98   2.17   1.69   1.36
December 1, 2005 ....    0.59   2.38   3.98   5.41   6.71   7.16   6.34   5.66   5.08   4.58   4.16   2.73   1.96   1.50   1.20
December 1, 2006 ....    0.73   2.39   3.88   5.24   6.48   6.89   6.05   5.35   4.76   4.25   3.83   2.42   1.69   1.26   1.00
December 1, 2007 ....    0.77   2.27   3.65   4.93   6.11   6.49   5.62   4.90   4.30   3.80   3.38   2.03   1.35   0.98   0.76
December 1, 2008 ....    0.68   1.99   3.24   4.42   5.54   5.88   4.99   4.27   3.68   3.18   2.78   1.52   0.95   0.66   0.50
December 1, 2009 ....    0.40   1.47   2.54   3.61   4.66   4.97   4.07   3.35   2.78   2.32   1.94   0.89   0.48   0.31   0.23
December 1, 2010 ....    0.00   0.62   1.41   2.29   3.24   3.49   2.60   1.93   1.42   1.04   0.75   0.12   0.00   0.00   0.00
December 1, 2011 ....    0.00   0.00   0.00   0.00   0.01   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS  OF THIS GLOBAL  SECURITY  SHALL BE LIMITED TO  TRANSFERS  TO
NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

         (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

         (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE LAST DAY OF THE ORIGINAL ISSUE DATE OF THE 2.875% CONVERTIBLE SENIOR NOTES DUE 2024 AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO OMI CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, INCLUDING RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The legend in the preceding paragraph may be removed from this Security upon the earlier of the Resale Restriction Termination Date or the transfer of the Securities pursuant to Rule 144 or clause 2(D) above.

                                 OMI CORPORATION

                    2.875% Convertible Senior Notes Due 2024

REGISTERED
CUSIP:  670874AE6
ISSUE DATE:  December 7, 2004            Principal Amount:  $250,000,000
No. R-

         OMI Corporation, a Marshall Islands corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of Two Hundred Fifty Million Dollars, on December 1, 2024.

         Interest Rate: 2.875% per year.

         Interest Payment Dates: June 1 and December 1 of each year, commencing June 1, 2005.

         Interest Record Date: May 15 and November 15 of each year, commencing May 15, 2005.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                  Dated:  December 7, 2004

                                  OMI CORPORATION


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee,  certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By
  ----------------------------------
Authorized Officer

                      [FORM OF REVERSE OF GLOBAL SECURITY]

                    2.875% Convertible Senior Notes Due 2024

         This Security is one of a duly authorized issue of 2.875% Convertible Senior Notes Due 2024 (the "SECURITIES") of OMI Corporation, a Marshall Islands corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of December 7, 2004 (the "INDENTURE"), between the Company and HSBC Bank USA, National Association, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST.

         The Securities shall bear interest on the principal amount thereof at a rate of 2.875% per year. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. The Company shall also pay Liquidated Damages as set forth in Section 4.07 of the Indenture and Section 3 of the Registration Rights Agreement.

         Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         If any Interest Payment Date of a security falls on a day that is not a Business Day, such payment date will be postponed to the next succeeding Business Day without any Interest or other payment in respect of the delay.

         If this Security is redeemed or repurchased by the Company on a date that is after the Interest Record Date and prior to the corresponding Interest Payment Date, Interest and Liquidated Damages accrued and unpaid hereon to but not including the Redemption Date, the Repurchase Date or the Designated Event Repurchase Date, as the case may be, shall be paid to the Holder of record on the corresponding Interest Record Date.

         If the principal amount of any Security, or any accrued and unpaid Interest or Liquidated Damages, if any, are not paid when due (whether (a) upon acceleration pursuant to Section 6.02 of the Indenture, (b) upon the date set for payment of the Redemption Price pursuant to Section 4 hereof, (c) upon the date set for payment of the Repurchase Price or Designated Event Repurchase Price pursuant to Section 5 hereof, (d) upon the Stated Maturity of the Securities, (e) upon the Interest Payment Dates or (f) upon the Liquidated Damages Payment Dates as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 2.875% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.       METHOD OF PAYMENT.

         Except as provided below, the Company shall pay Interest on (a) Global Securities to DTC in immediately available funds, (b) any Certificated Security having an aggregate principal amount of $5,000,000 or less by check mailed to the Holder of such Security and (c) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security if requested at least five Business Days prior to the payment date.

         At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Repurchase Prices and Designated Event Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.       INDENTURE.

         The Securities are senior unsecured obligations of the Company limited to $250,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

4.       OPTIONAL REDEMPTION.

         No sinking fund is provided for the Securities. Subject to the terms and conditions of the Indenture, the Securities are redeemable for cash at the option of the Company, at any time as a whole, or from time to time in part, in integral multiples of $1,000 at a Redemption Price on or after December 1, 2011 upon not less than 30 nor more than 60 days notice before a Redemption Date by mail to each Holder of Securities to e redeemed.

         In no event will any Security be redeemable before December 1, 2011.

5.       REPURCHASE AT THE OPTION OF THE HOLDER.

         Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase for cash, at the option of the Holder, all or any portion of the Securities held by such Holder on December 1, 2011, December 1, 2014 and December 1, 2019 in integral multiples of $1,000 at the Repurchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase

Date until the close of business on such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         Subject to the terms and conditions of the Indenture, at the option of the Holder the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder after the occurrence of a Designated Event in integral multiples of $1,000 for a Designated Event Repurchase Price. To exercise such right, a Holder shall delivery to the Paying Agent a Designated Event Repurchase Notice containing such information set forth in the Indenture at any time prior to the close of business on the Designated Event Repurchase Date together with such Securities.

         Holders have the right to withdraw any Repurchase Notice or Designated Event Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Repurchase Price or Designated Event Repurchase Price, as the case may be, of all Securities (or portions thereof) to be repurchased as of the Repurchase Date or the Designated Event Repurchase Date, as the case may be, is deposited with the Paying Agent, on the Business Day immediately following the Repurchase Date or the Designated Event Repurchase Date, Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date or Designated Event Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Designated Event Repurchase Price upon surrender of such Security.

6.       REDEMPTION NOTICE.

         A Redemption Notice pursuant to Section 4 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and immediately after such Redemption Date Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) and the Holder thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such Security.

7.       CONVERSION.

         Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Securities, the Holder hereof has the right, at its option, to convert its Securities into cash and, at the option of the company, shares of Common Stock. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest and accrued and unpaid Liquidated Damages, if any. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest. Instead, such amount shall be deemed paid by the cash or the shares of Common Stock, if any, delivered upon conversion of any Security. A Holder shall receive, however, accrued and unpaid Liquidated Damages, if any. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

         The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

         A Security in respect of which a Holder has delivered a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

         To surrender a Security for conversion, a Holder must (a) complete and manually sign the Conversion Notice attached hereto and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents, (d) if required by
Section 10.03 of the Indenture, pay Interest and (e) pay any transfer or similar tax, if required.

         No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of any Securities. In lieu of such, the Company shall pay cash as provided in the Indenture.

         If the Company (a) is a party to a consolidation, merger, statutory share exchange or combination, (b) reclassifies or changes the outstanding Common Stock, or (c) sells or conveys all or substantially all of its properties and assets to any Person, each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable such event, in each case in accordance with the Indenture.

         If a Holder elects to convert its Securities in connection with certain corporate transactions that occur on or prior to December 1, 2011 and 10% or more of the consideration for the Common Stock in the such transaction consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the New York Stock Exchange, the Company shall increase the Conversion Rate by the number of Additional Shares.

8.       PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; PROVIDED that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

9.       DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange

Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Designated Event Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a Redemption Notice of Securities to be redeemed.

10.      PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

11.      UNCLAIMED MONEY OR SECURITIES.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, together with interest, if any, thereunder, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.      AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add to the covenants of the Company for the benefit of the Holders of Securities, (ii) to surrender any right or power conferred upon the Company in the Indenture, (iii) to provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets (iv) to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 5 of the Indenture, (v) to increase the Conversion Rate; PROVIDED, HOWEVER, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities, PROVIDED, FURTHER, HOWEVER, that any adjustments to the Conversion Rate pursuant to the Indenture are not deemed an amendment to the Indenture,
(vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or in connection with the registration of the Securities as contemplated by the Registration Rights Agreement; PROVIDED, that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities in any material respect, (vii) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture or which is otherwise defective; PROVIDED, that such modification or amendment does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of the Securities, (x) add or modify any other provisions of the Indenture with respect to matters or questions arising under the Indenture which the Company and the Trustee may deem necessary or desirable and which, in the good faith opinion of the Board of Directors, will not adversely affect the interests of the Holders of Securities; PROVIDED that any addition or modification made solely to conform the provisions of this Indenture to the "Description of Notes" in the Offering Memorandum relating to the Securities will not be deemed to adversely affect the interests of the Holders of the Securities.

13.      DEFAULTS AND REMEDIES.

         If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

14.      TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      CALCULATIONS IN RESPECT OF SECURITIES.

         The  Company  or  its  agents  will  be  responsible   for  making  all
calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities.

16.      RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      AUTHENTICATION.

         This Security shall not be valid until an authorize signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.      GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF, SHALL GOVERN THE INDENTURE AND THIS SECURITY.

20.      COPY OF INDENTURE.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture that has in it the text of this Security in larger type. Requests may be made to:

                           OMI Corporation
                           One Station Place
                           Stamford Connecticut 06902
                           Attention: Fredric S. London, Esq.
                           Facsimile: (203) 602-6700

22. REGISTRATION RIGHTS.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated December 7, 2004, between the Company and Jefferies & Company, Inc., including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

-----------------------------------------------------------------------------------------------------------------------
ASSIGNMENT FORM                                             CONVERSION NOTICE
-----------------------------------------------------------------------------------------------------------------------
To assign this Security, fill in the form below:            To convert this Security into Common Stock of the
                                                            Company, check the box [ ]
-----------------------------------------------------------------------------------------------------------------------
I or we assign and transfer this Security to                To convert only part of this Security, state the
                                                            principal amount to be converted (which must be $1,000
_____________________________________________               or an integral multiple of $1,000):

(Insert assignee's soc.  sec. or tax ID no.)                If you want the stock certificate made out in another
                                                            person's name fill in the form below:
_____________________________________________
                                                            ______________________________________________________
_____________________________________________               ______________________________________________________

_____________________________________________               (Insert the other person's soc. sec. tax ID no.)

(Print or type assignee's name, address and                 ______________________________________________________
zip code)
                                                            ______________________________________________________
and irrevocably appoint
                                                            ______________________________________________________
____________________ agent to transfer this Security on
the books of the Company.  The agent may substitute         (Print or type other person's name, address
another to act for him.                                      and zip code)
-----------------------------------------------------------------------------------------------------------------------

Date:  __________ Your Signature:  _____________________________________________

________________________________________________________________________________
     (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

_________________________________________
Participant in a Recognized Signature
Guarantee Medallion Program

By: _____________________________
    Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security:  Two Hundred Fifty Million dollars
                                              ($250,000,000).

--------------------------------------------------------------------------------
           Amount of         Amount of         Principal
           Increase in       Decrease in       Amount of           Notation by
           Principal         Principal         Global Security     Registrar or
           Amount of         Amount of         After Increase or   Security
Date       Global Security   Global Security   Decrease            Custodian
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

         THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

         (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933;

         (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE LAST DAY OF THE ORIGINAL ISSUE DATE OF THE 2.875% CONVERTIBLE SENIOR NOTES DUE 2024 AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO OMI CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, INCLUDING RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO RULE 144 OR CLAUSE 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The foregoing legend may be removed from this Security upon the earlier of the Resale Restriction Termination Date or the transfer of the Securities pursuant to Rule 144 or clause 2(D) above.

                                 OMI CORPORATION

                    2.875% Convertible Senior Notes Due 2024

REGISTERED
CUSIP:  670874AE6
ISSUE DATE:  December 7, 2004           Principal Amount:  _____________________
No. R- __

         OMI CORPORATION, a Marshall Islands corporation, promises to pay to __________ or registered assigns, the principal amount of _____________________, on December 1, 2024.

         Interest Rate:  2.875% per year.

         Interest Payment Dates: June 1 and December 1 of each year, commencing June 1, 2005.

         Interest Record Date: May 15 and November 15 of each year, commencing May 15, 2005.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                Dated:  _____________________

                                OMI CORPORATION


                                By: ____________________________________________
                                    Name:
                                    Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

HSBC  BANK USA, NATIONAL ASSOCIATION,
      as Trustee, certifies that this is one
      of the Securities referred to in the
      within-mentioned Indenture.

By__________________________________
Authorized Officer

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A]

                                                                       EXHIBIT C

                                 OMI CORPORATION

                    2.875% CONVERTIBLE SENIOR NOTES DUE 2024
                              TRANSFER CERTIFICATE

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "SURRENDERED SECURITIES") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "TRANSFER"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

[ ] A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or

[ ] The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act; or

[ ] The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

[ ] The transfer of the Surrendered Securities is pursuant to Rule 144 under the Securities Act and each of the conditions set forth in such rule have been met;

and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "AFFILIATE").

[ ]      The transferee is an Affiliate of the Company.

                                      DATE:


                                      ------------------------------------------
                                      Signature(s)

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

--------------------------------------------
Participant in a Recognized Signature

         IN WITNESS WHEREOF,

                                           ---------------------------


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                      C-2